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                                                                EXHIBIT 10.6

                        INCENTIVE STOCK OPTION AGREEMENT

         BY THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement") effective this 18th day of August, 1995 (the "Grant Date"), CAVCO INDUSTRIES, INC., an Arizona corporation, (the "Company") and WEN HARGIS, a key employee of the Company (the "Optionee") hereby state, confirm, represent, warrant and agree as follows:

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                                    RECITALS

         1.1 The Company, through its Board of Directors (the "Board"), has determined that in order to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to key employees of the Company and to promote the success of the Company's business, it must offer a compensation package that provides such employees of the Company a chance to participate financially in the success of the Company by developing an equity interest in it.

         1.2 As part of the compensation package, the Company has adopted a 1985 Incentive Stock Option Plan (the "Plan"), the provisions of which are expressly incorporated herein and made a part hereof as though set forth herein.

         1.3 By this Agreement, the Company and the Optionee desire to establish the terms upon which the Company is willing to grant to the Optionee, and upon which the Optionee is willing to accept from the Company an option to purchase shares of the common stock of the Company ("Common Stock").

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                                   AGREEMENTS

         2.1 Grant of Incentive Stock Option. Subject to the terms and conditions hereinafter set forth, the Company grants to the Optionee the right and option (the "Option) to purchase from the Company all or any part of an aggregate number of 50,000 shares of Common Stock, authorized but unissued or, at the option of the Company, treasury stock if available (the "Optioned Shares").

         2.2 Exercise of Option. Subject to the terms and conditions of this Agreement, the Option may be exercised only by completing and signing a written notice in substantially the following form:


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         I hereby exercise the Option granted to me by Cavco Industries, Inc.
         and elect to purchase shares of no par value Common Stock of Cavco Industries, Inc., for the purchase price to be determined under Paragraph 2.3 of the Incentive Stock Option Agreement dated the 1st day of September, 1985.

         2.3 Purchase Price. The price to be paid for the Optioned Shares (the "Purchase Price") shall be $10.00 per share which was not less than the fair market value (as defined under Section 2(i) of the Plan) of the Optioned Shares as determined by the Board on the Grant Date, or, in the case of an option granted to an employee who, on the Grant Date, owns ten percent (10%) or more of the Common Stock, as such amount is calculated under Section 422A(b)(6) of the Internal Revenue Code, as amended ("Code"), not less than one hundred and ten percent (110%) of the fair market value of the Optioned Stock.

         2.4 Payment of Purchase Price. Payment of the Purchase Price may be made as follows:

         (a) In United States dollars in cash or by check, bank draft or money order payable to the Company, or

         (b) At the discretion of the Board, through the delivery of shares of Common Stock with an aggregate fair market value at the date of such delivery, equal to the Purchase Price, or

         (c)  By a combination of both (a) and (b) above, or

         (d)  In the manner provided in Section 2.5 below.

The Board shall determine acceptable methods for tendering Common Stock as payment upon exercise of an Option and may impose such limitations and conditions on the use of Common Stock to exercise an Option as it deems appropriate.

         2.5 Loans of Guarantees. The Board may, in its absolute discretion and without any obligation to do so, assist Optionee in the exercise of this Option by:

         (a) Authorizing the extension of a loan to Optionee from the Company;
         or

         (b) Permitting Optionee to pay the exercise price for the Shares in installments over a period of years; or

         (c) Authorizing a guaranty by the Company of a third-party loan to Optionee.

The terms of any loan, installment, method of payment or guaranty (including the interest rate and terms of repayment) shall be established by the Board, in its sole discretion.



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         2.6 Reduction in Optioned Shares. The number of Optioned Shares to which an Optionee is entitled shall be reduced by the number of Optioned Shares purchased by Optionee.

         2.7 Exercisability of Option. Subject to the provisions of Paragraph 2.9, and except as otherwise provided in Paragraphs 2.10 and 2.11, the Option may be exercised by the Optionee only while in the employ of the Company which shall include any parent ("Parent") or subsidiary ("Subsidiary") corporation of the Company (as defined in Sections 425(e) and (f), respectively, of the Code) in whole or in part from time to time during the period beginning August 18, 1995, but only in accordance with the following schedule:

                                          Cumulative Percentage of
         Elapsed Number of Years              Shares Subject To An
            After Grant Date           Option Which May Be Exercised
            ----------------           -----------------------------
         None                                          None
         One                                           10%
         Two                                           20%
         Three                                         30%
         Four                                          40%
         Five                                          50%
         Six                                           60%
         Seven                                         70%
         Eight                                         80%
         Nine                                          90%
         Ten                                           100%

Provided, however, that as provided in Paragraph 2.8, no part of the Option shall be exercised prior to the expiration by reason of lapse of time or exercise in full or all incentive stock options granted to Optionee by Company prior to the Grant Date.

         2.8 Sequential Exercise. Not withstanding any other provision of the Agreement, the Option may not be exercised while there is outstanding any incentive stock option which was granted, before the Grant Date, to the Optionee to purchase the Common Stock of the Company or any other corporation which, on the Grant Date, was a Parent or Subsidiary of the Company or any predecessor of such a Parent or Subsidiary. Any incentive stock option shall be considered outstanding until exercised in full or until it expires by reason of lapse of time. For the purposes of the Agreement, the term "incentive stock option" shall mean an option which is intended to qualify as an incentive stock option within the meaning of Section 422A of the Code.

         2.9 Termination of Option. Except as otherwise provided herein, the Option, to the extent not heretofore exercised, shall terminate upon the first to occur of the following dates:



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         (a) The date on which the Optionee's employment by the Company is terminated except if such termination is voluntary with the consent of the Board, or occurs due to retirement with the consent of the Board, death or disability within the meaning of Section 105(d)(4) of the Code;

         (b) Thirty (30) days after voluntary termination with the consent of the Board or termination due to retirement with the consent of the Board;

         (c) Ninety (90) days after termination due to disability within the meaning of Section 105(d)(4) of the Code;

         (d) One hundred eighty (180) days after the Optionee's death; or

         (e) August 18, 2005 (being the expiration of ten (10) years from the Grant Date).

         2.10 Adjustments. In the event of any merger, consolidation, stock dividend, split-up, combination or exchange of shares or recapitalization or change in capitalization, the number and kind of Optioned Shares (including any Option outstanding after termination of employment or death) and the Option Price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option Price to be paid therefor upon exercise of the Option. The determination by the Board as to the terms of any of the foregoing adjustments shall be conclusive and binding.

         2.11 Acquisition. If any person, corporation or other entity or group thereof (the "Acquiror") directly or indirectly makes an acquisition (an "Acquisition"), other than by merger or consolidation or purchase from Company, of the beneficial ownership (as that term is used in Section 13(d)(1) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder) of shares of Common Stock which, when added to any other shares the beneficial ownership of which is held by the Acquiror, shall have more than twenty percent (20%) of the votes that are entitled to be cast at meetings of stockholders, any portion of the Option which was not currently exercisable pursuant to Paragraph 2.7 prior to the date of the Acquisition becomes immediately exercisable and Optionee may elect, during the period commencing on the date of the Acquisition and ending at the close of business on the thirtieth
(30th) day following the date of the Acquisition, to exercise the Option in whole or in part. In the event the thirtieth (30th) day referred to in this paragraph shall fall on a day that is not a business day, then the thirtieth
(30th) day shall be deemed to be the next following business day.

         2.12 Notices. Any notice to be given under the terms of the Agreement ("Notice") shall be addressed to the Company in care of its Secretary at 301 East Bethany Home Road, Suite C178, Phoenix, Arizona 85012, or at its then current corporate headquarters. Notice to be given to the Optionee shall be addressed to him at his then current residential address as appearing on the payroll records.



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Notice shall be deemed duly given when enclosed in a properly sealed envelope and deposited by certified mail, return receipt requested, in a post office or branch post office regularly maintained by the United States Government.

         2.13 Notification of Disposition of Shares. The Optionee hereby acknowledges that a disposition of shares of Common Stock acquired upon the exercise of the Option within two (2) years from the Grant Date or within one
(1) year after the transfer of such shares of Common Stock to him would result in detrimental income tax consequences to the Optionee.

The Optionee hereby agrees to promptly notify the Company of any disposition of shares of Common Stock within either of the above time limitations.

         2.14 Modification of Agreement. The Board may at any time and from time to time direct that the Agreement be modified in such respects deemed advisable in order that the Option shall constitute an incentive stock option pursuant to
Section 422A of the code.

         2.15 Transferability of Option. The option shall not be transferable by the Optionee otherwise than by the will or the laws of descent and distribution, and may be exercised during the life of the Optionee only by the Optionee.

         2.16 Optionee Not A Shareholder. The Optionee shall not be deemed for any purposes to be a shareholder of the Company with respect to any of the Optioned Shares except to the extent that the Option herein granted shall have been exercised with respect thereto and a stock certificate issued therefor.

         2.17 Disputes Or Disagreements. As a condition of the granting of the Option herein granted, the Optionee agrees, for himself, his personal representative and his beneficiary(s), that any disputes or disagreements which may arise under or as a result of or pursuant to this Agreement shall be determined by the Board in its sole discretion, and that any interpretation by the Board of the terms of this Agreement shall be final, binding and conclusive.

IN WITNESS WHEREOF, the company has caused this instrument to be executed by its duly authorized officer, and the Optionee has hereunto affixed his signature.

ATTEST:

                                            CAVCO INDUSTRIES, INC.

/s/ Robert Ward                             /s/ Al Ghelfi
-------------------                         ---------------------
Assistant Secretary                         President

                                            /s/ Wen Hargis
                                            ---------------------
                                            Optionee


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